2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, of our review report on unaudited interim financial statements, dated June 3, 2013 relative to the interim financial statements of Andy Business Conglomerate, USA as of March 31, 2013 and for the three months ended March 31, 2013 and 2012.

/s/ DKM certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

June 5, 2013